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                                                                   EXHIBIT 10.14



                       INDUSTRIAL DISTRIBUTION GROUP, INC.

                          MANAGEMENT INCENTIVE PROGRAM

                         EFFECTIVE AS OF JANUARY 1, 1998


1.       ESTABLISHMENT AND EFFECTIVE DATE OF PLAN

Industrial Distribution Group, Inc. (the "Company") hereby adopts the Industrial Distribution Group, Inc. Management Incentive Program (the "Plan") for its executive officers and certain other executives of the Company, its Business Units and affiliates who are in management positions designated as eligible for participation by the Compensation Committee (the "Committee") of the Board of Directors of the Company or its designee. The Plan shall be effective as of January 1, 1998 and shall remain in effect, subject to the rights of amendment and termination in Section 15. Payments under the Plan shall only be made to Named Executive Officers after the Plan is approved by the stockholders of the Company, unless the Board of Directors determines otherwise.


2.       PURPOSE OF THE PLAN

The purpose of the Plan is to reward certain key management personnel of the Company and its Business Units for achieving performance goals relating to, among other things, increasing operating income and return on investment, increasing shareholder value, promoting growth and efficient use of resources and achieving specific individual goals.


3.       DEFINITIONS

         (a) "Base Annual Salary" means the base salary established for a Participant during the applicable Plan Year, as determined by the Committee (which shall include the amount of any pre-tax deferrals or other pre-tax payments made by the Participant to the Company's deferred compensation or welfare plans, whether qualified or non-qualified).

         (b) "Board of Directors" means the Board of Directors of the Company.

         (c) "Business Unit" means a separate business operating unit of the Company with respect to which separate performance goals may be established hereunder.

         (d)      "Change in Control" means any of the following events:

                  (i) The acquisition (other than from the Company) by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the



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                           Securities Exchange Act of 1934, as amended (the
                           "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

                  (ii) The individuals who, as of January 1, 1998, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

                  (iii) Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or
                           (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                  Notwithstanding the foregoing, for purposes of subsection (i) above, "person" shall not include any person who on the date hereof owns 100% or more of the Company's outstanding securities, and a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

         (e) "Chief Executive Officer" means the chief executive officer of the Company, unless otherwise specified.

         (f)      "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Committee" means the Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors which is responsible for administering the Plan.

         (h) "Common Stock" means the common stock of the Company, par value $.01 per share.



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         (i)      "Company" means Industrial Distribution Group, Inc., a
                  Delaware corporation, and its successors.

         (j) "Estimated Earnings" means the Company's estimated earnings for the fiscal year based upon the consensus estimate forecasted by analysts and market makers for the fiscal year, as adjusted by the Committee in its discretion.

         (k) "Incentive Award" or "Award" means the cash and, if applicable, Shares or restricted Shares awarded to Participants under the terms of the Plan.

         (l) "Maximum Award" means the maximum percentage of Base Annual Salary which may be paid based upon the Company's or Business Unit's Relative Performance during the Plan Year.

         (m) "Named Executive Officer" means a Participant who as of the date of payment of an Incentive Award is one of the group of "covered employees" under Code Section 162(m) and the regulations thereunder.

         (n) "Participant" means an executive of the Company, a Business Unit or an affiliate who is designated by the Committee (or its designee) to participate in the Plan.

         (o) "Personal Performance Goals" means the goals established for each Participant each year to improve the effectiveness of the Participant's area of responsibility as well as the Company as a whole.

         (p) "Plan Year" means the twelve month period which is the same as the Company's fiscal year. The initial Plan Year shall be January 1 through December 31, 1998.

         (q) "Program Rules" means the eligible Participants, performance measures, Incentive Award amounts, and other rules and conditions established annually by the Committee pursuant to
                  Section 4, subject to ratification by the Board of Directors. The Program Rules for Participants other than Named Executive Officers may be established by a designee of the Committee.

         (r) "Relative Performance" means the extent to which the Company, or designated Business Unit, as applicable, achieves the performance measurement criteria set forth in the Program Rules.

         (s) "Shares" means the shares of Common Stock of the Company (including any new, additional or different stock or securities resulting from the changes described in Section 7).

         (t) "Target Award" means the percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which will be paid to a Participant as an Incentive Award if the performance measurement criteria applicable to the Participant for the Plan Year is achieved, as reflected in the Program Rules for such Plan Year.




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         (u)      "Threshold Award" means the minimum percentage of Base Annual
                  Salary which may be paid based on the Company's Relative Performance during the Plan Year.


4.       ADMINISTRATION OF THE PLAN

The Plan will be administered by the Committee; provided, however, the Committee shall have the right to delegate as it may deem necessary or appropriate to the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer its authority and responsibility for administration of parts of the Plan as it applies to Participants other than Named Executive Officers. Subject to the right of the Board of Directors to ratify such Program Rules, the Committee (or its designee) will have the authority, from time to time, to determine the Program Rules for the following matters:

         (a)      the executives who are eligible to participate in the Plan;

         (b) the types of Awards to grant under the Plan, such as the use of a performance matrix or bonus pool, which may vary among Participants and from year to year;

         (c) the Target Award, Maximum Award and Threshold Award that can be granted to each Participant and the method for determining such award, which the Committee may amend from time to time;

         (d) the performance targets and the measurement criteria to be used in determining the Company's or a Business Unit's Relative Performance, which will include one or more of the following, as determined by the Committee each year: operating income, return on investment, Estimated Earnings, net income, earnings per share, return on equity, return on assets (or net assets), profit before taxes, market value of the Company's stock, and total shareholder return;

         (e) the time or times and the conditions (such as continuing employment requirements) subject to which any Incentive Award may become payable; and

         (f) the form in which the Award will be paid, such as cash, Shares or restricted Shares or any combination of the foregoing.

The Program Rules will be adopted by the Committee prior to, or as soon as practical after, the commencement of each Plan Year. Subject to the provisions of the Plan and its right to delegate its responsibilities, the Committee will also have the discretionary authority to interpret the Plan and the Incentive Awards issued under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan and the Awards; and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Committee on the matters referred to in paragraphs (a) through (f) of this Section 4 shall be submitted at least annually to the Board of Directors for its consideration and ratification. For Participants who are not Named Executive Officers, the Committee may in its discretion establish performance measures not listed in this Section 4 without obtaining shareholder approval.



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5.       PARTICIPATION

Eligibility for participation in the Plan is limited to the Presidents and certain other executives of the Company's Business Units or affiliates thereof who hold key management and staff positions. From among those eligible and based upon the recommendations of the Chief Executive Officer and other designees, the Committee will designate by name or position the Participants each Plan Year. Any employee who is a Participant in one Plan Year may be excluded from participation in any other Plan Year. If, during the Plan Year, a Participant other than a Named Executive Officer, changes employment positions to a new position which corresponds to a different award level, the Committee may, in its discretion adjust the Participant's award level for such Plan Year. The Committee may, in its discretion, designate employees who are hired after the beginning of the Plan Year as Participants for such Plan Year and as eligible to receive full or partial Incentive Awards for such year.


6.       INCENTIVE AWARDS

         (A)      DETERMINATION OF THE AMOUNT OF INCENTIVE AWARDS

As soon as administratively practical after the end of each Plan Year, the Committee shall certify the extent to which the performance targets and measurement criteria established pursuant to Section 4 have been achieved for such Plan Year based upon information prepared by the Company's Chief Financial Officer. Subject to the right to decrease an award as described in the next paragraph, the Participant's Incentive Award shall be computed by the Committee based upon the achievement of the established performance targets, measurement criteria and the requirements of the Plan. The Committee may in determining whether performance targets have been met adjust the Company's financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of financial results (either on a segment or consolidated basis); provided, that for purposes of determining the Incentive Awards of Named Executive Officers, the Committee shall exclude unusual items whose exclusion has the effect of increasing income, earnings, or other measurements if such items constitute "extraordinary items" under generally accepted accounting principles or are significant unusual items. In addition, the Committee will adjust its calculations to exclude the effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

The Committee may, in its discretion, decrease the amount of a Participant's Incentive Award for a Plan Year based upon such factors as it may determine, including the failure of the Company or a Business Unit to meet certain performance goals or of a Participant to meet his Personal Performance Goals. The factors to be used in reducing an Incentive Award may be established at the beginning of a Plan Year and may vary among Participants.

In the event that the Company's or a Business Unit's performance is below the performance thresholds for the Plan Year and the Incentive Awards are reduced or canceled, the Committee may in its discretion grant Incentive Awards to deserving Participants, except for Participants who are Named Executive Officers.



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The Program Rules and Incentive Awards under the Plan shall be administered in a manner to qualify payments under the Plan to the Named Executive Officers for the performance based exception under Code Section 162(m) and the regulations thereunder, except where the Board of Directors determines such compliance is not necessary or desirable. The maximum Incentive Award that may be paid to an individual Participant for a Plan Year shall not exceed $1.0 million.

         (B)      ELIGIBILITY FOR PAYMENT OF INCENTIVE AWARD

No Participant will have any vested right to receive any Incentive Award until such date as the Board of Directors has ratified the Committee's (or its designee's) recommendation with respect to the payment of individual Incentive Awards, except where the Committee determines such ratification is not necessary. No Incentive Award will be paid to any Participant who is not an active employee of the Company or an affiliate on the date the Board of Directors has ratified the payment of such Incentive Awards; provided, however, at the discretion of the Committee or its designee (subject to ratification by the Board of Directors, where required), a partial Incentive Award may be authorized by the Committee to be paid to Participants (or their beneficiaries) who are terminated by the Company without cause or who retire, die or become permanently and totally disabled during the Plan Year or prior to payment of the Incentive Award. No Participant entitled to receive an Incentive Award shall have any interest in any specific asset of the Company, and such Participant's rights shall be equivalent to that of a general unsecured creditor of the Company.

         (C)      PAYMENTS OF AWARDS

The Awards will be payable in cash, provided that the Committee shall have the authority to provide in the Program Rules that all or a portion of the Award will be paid in Shares and/or that the Participant may elect to receive all or a portion of his Award in Shares. For this purpose, the Shares will be valued at the closing price of the Shares on the primary securities exchange on which they are traded on the last trading day of the fiscal year, unless the Committee provides otherwise. The Committee may elect to place transferability, vesting and resale restrictions on the Shares.

The Committee may also provide in the Program Rules that if the Participant elects to receive a portion of the Award in Shares, the Participant will receive an additional number of Shares ("Additional Shares") equal to a certain percentage (not to exceed 100%) of the number of Shares received by reason of his election, plus an additional cash bonus equal to the fair market value (determined as of the last trading day of the fiscal year) of the Additional Shares received multiplied by a percentage amount to help offset income tax liability. The Committee may elect to place restrictions, such as a vesting schedule related to continuing employment, transferability, and resale restrictions, on the Additional Shares. Subject to adjustment as provided in
Section 7, the maximum number of Shares that may be issued pursuant to the Plan is 250,000.

Payment of the Awards shall be made within 90 days after the close of the Company's fiscal year, or such other period as may be specified by the Committee in the Program Rules.



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7.       RECAPITALIZATION OF THE COMPANY

In the event of a recapitalization of the Company or its merger into or consolidation with another corporation, a Participant shall be entitled to receive such securities which he or she would have been entitled to receive had he or she been a shareholder of the Company holding Shares pursuant to the Plan at the time of such recapitalization, merger or consolidation. In the event of a stock split, stock dividend or combination of shares with respect to the Common Stock of the Company after the determination of the number of Shares to which a Participant is entitled but before delivery of such Shares to the Participant, then the number of Shares that such Participant shall be entitled to receive shall be proportionately adjusted.

8.       INVESTMENT REPRESENTATION AND RESTRICTIONS ON THE STOCK

Any Shares to be issued to a Participant pursuant to the Plan may be unregistered and, at the option of the Company, the Participant may be required to execute an investment letter in form satisfactory to the Company. The Shares shall bear a legend reflecting the investment representation and the unregistered status of the Shares.


9.       CHANGE IN CONTROL

The Committee may provide in the Program Rules or in the Award agreement that upon the occurrence of a Change in Control, the Participant's Incentive Award for the Plan Year, determined at the Target Award level (without any reductions under Section 6(a)) shall be deemed to have been fully earned for the Plan Year. The Committee may also provide that the Participant shall only be entitled to a pro rata portion of his Incentive Award based upon the number of days within the Plan Year that had elapsed as of the effective date of the Change in Control. The Award agreement may also provide for accelerated payments of Incentive Awards upon the occurrence of a Change in Control.


10.      DEFERRAL

The Committee may permit a Participant to defer to another plan or program such Participant's receipt of Shares or cash that would otherwise be due to such Participant by virtue of earning an Award under this Plan. If any such deferral election is required or permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferral.


11.      BENEFICIARY

Each Participant will designate a person or persons to receive, in the event of death, any Incentive Award to which he or she would then be entitled under
Section 6(b). Such designation will be made in the manner determined by the Committee and may be revoked by the Participant in writing. If a Participant fails effectively to designate a beneficiary, then his or her estate will be deemed to be the beneficiary.



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12.      WITHHOLDING OF TAXES

The Company shall deduct from each Incentive Award the amount of any taxes required to be withheld by any governmental authority.


13.      EMPLOYMENT

Nothing in the Plan or in any Incentive Award shall confer (or be deemed to confer) upon any Participant the right to continue in the employ of the Company, a Business Unit or an affiliate, or interfere with or restrict in any way the rights of the Company, a Business Unit or an affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause.


14.      SUCCESSORS

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding upon any successor to the Company, whether such successor is the result of an acquisition of stock or assets of the Company, a merger, a consolidation or otherwise.


15.      TERMINATION AND AMENDMENT OF THE PLAN; GOVERNING LAW

The Committee, subject to the ratification rights of the Board of Directors, has the right to suspend or terminate the Plan at any time, or to amend the Plan in any respect, provided that no such action will, without the consent of a Participant, adversely affect his or her rights under an Incentive Award approved under Section 6(b).

The Plan shall be interpreted and construed under the laws of the State of Delaware.

The Plan is intended to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and the Committee shall interpret and administer the provisions of the Plan and any Award agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award under the Plan, the Committee may, subject to this Section 15, make any adjustments it deems appropriate in such Award.

                                    AS ADOPTED BY BOARD OF DIRECTORS,
                                    March 5, 1998

                                    AND APPROVED BY STOCKHOLDERS,
                                    May 7, 1998



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